                                                                      EXHIBIT 99

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         COLUMBIA UNIVERSAL CORPORATION

                                       and

                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

                                       and

                           A H ACQUISITION CORPORATION

                                -----------------
                                 January 2, 1997
                                -----------------


================================================================================

                                TABLE OF CONTENTS

Preamble

ARTICLE 1

         The Merger..........................................................................................................2
         Section 1.1       Surviving Corporation.............................................................................2
         Section 1.2       Articles of Incorporation.........................................................................2
         Section 1.3       Bylaws............................................................................................3
         Section 1.4       Directors.........................................................................................3
         Section 1.5       Officers..........................................................................................3
         Section 1.6       Effective Time....................................................................................4
         Section 1.7       Effective Date....................................................................................4

ARTICLE 2

         Effect of the Merger on Stockholders and Option Holders.............................................................4
         Section 2.1       Conversion of AH Acquisition's Common Stock and Columbia's
                           Common Stock and Options..........................................................................4
                  (a)      Columbia's Common Stock...........................................................................4
                  (b)      AH Acquisition's Common Stock.....................................................................5
                  (c)      Treasury Stock....................................................................................5
                  (d)      Columbia Options..................................................................................5
         Section 2.2       Dissenting Shares.................................................................................6
         Section 2.3       Exchange of Shares and Options....................................................................6
                  (a)      Exchange Agent....................................................................................6
                  (b)      Payment Procedure.................................................................................8
                  (c)      Lost, Stolen or Destroyed Certificates or Options.  ..............................................9
         Section 2.4       No Further Rights................................................................................10
         Section 2.5       Closing of Columbia's Stock Transfer Books.......................................................10

ARTICLE 3
         Certain Agreements.................................................................................................10
         Section 3.1       Audit............................................................................................10
         Section 3.2       Due Diligence....................................................................................11
         Section 3.3       Communications With Agents, Employees or Policyholders...........................................11
         Section 3.4       Stockholder Approval.............................................................................12
         Section 3.5       Intercompany Accounts............................................................................12
         Section 3.6       No Solicitation by Columbia......................................................................12
                  (a)      No Solicitation by Columbia......................................................................12
                  (b)      No Change of Approval............................................................................13
                  (c)      Termination Upon Change..........................................................................15
                  (d)      Notification by Columbia.........................................................................15



                  (e)      Breakup Fee......................................................................................15

ARTICLE 4

         Representations and Warranties.....................................................................................16
         Section 4.1       Representations and Warranties of Columbia.......................................................16

                  (a)      Columbia Organization and Good Standing; Authority to Conduct Business...........................16
                  (b)      Power and Authority..............................................................................16
                  (c)      No Conflicts.....................................................................................17
                  (d)      Consents and Approvals...........................................................................17
                  (e)      Capital Structure of Columbia....................................................................17
                  (f)      Subsidiaries.....................................................................................18
                  (g)      Organization and Good Standing of Columbia Financial.............................................19
                  (h)      Organization and Good Standing of Columbia Life; Authority to Conduct Business...................19
                  (i)      Columbia Financial Statements....................................................................20
                  (j)      Columbia Undisclosed Liabilities.................................................................21
                  (k)      Columbia Life Financial Statements...............................................................21
                  (l)      Columbia Life Undisclosed Liabilities............................................................23
                  (m)      Intercompany Accounts............................................................................24
                  (n)      Litigation.......................................................................................24
                  (o)      Real and Personal Property.......................................................................24
                  (p)      Leases and Rental Contracts......................................................................25
                  (q)      Contracts........................................................................................25
                  (r)      Compliance with Other Instruments and Laws.......................................................28
                  (s)      Regulatory Filings...............................................................................29
                  (t)      Absence of Certain Changes.......................................................................30
                  (u)      Taxes............................................................................................31
                  (v)      Insurance Policies...............................................................................33
                  (w)      Transactions with Interested Persons.............................................................34
                  (x)      Bank and Brokerage Accounts......................................................................34
                  (y)      Disclosure.......................................................................................34
                  (z)      Employee Benefit Plans...........................................................................35
                           (aa)     Employees.  ............................................................................38
                           (bb)     Intellectual Property.  ................................................................39
                           (cc)     Brokers.................................................................................40
                           (dd)     Surplus Relief. ........................................................................40
                           (ee)     Insurance Issued by Columbia Life. .....................................................40
                           (ff)     No Threatened Cancellation..............................................................43
                           (gg)     Computer Software.  ....................................................................43
                           (hh)     Books and Records.  ....................................................................44
                           (ii)     No Investment Company.  ................................................................44
                           (jj)     Investment Portfolio.  .................................................................45

                           (kk)     Discussions with Regulators.  ..........................................................45
         Section 4.2       Representations and Warranties of AHL and AH Acquisition.........................................45
                  (a)      Organization and Good Standing...................................................................45
                  (b)      Power and Authority..............................................................................45
                  (c)      No Conflicts.....................................................................................46
                  (d)      Consents and Approvals...........................................................................47
                  (e)      Disclosure.......................................................................................47
                  (f)      Brokers..........................................................................................48

ARTICLE 5

         Covenants..........................................................................................................48
         Section 5.1       Covenants of Columbia............................................................................48
                  (a)      Access to Information............................................................................48
                  (b)      Conduct of Business..............................................................................48
                  (c)      Consultation with AH Acquisition Pending Closing.................................................51
                  (d)      Disposition of Shares by Columbia................................................................51
                  (e)      Intercompany Accounts............................................................................51
                  (f)      Termination of Contracts.........................................................................51
                  (g)      Preservation of Business.........................................................................52
                  (h)      Investment Portfolio Requirements................................................................52
                  (i)      Surplus Items....................................................................................52
                  (j)      Notice and Cure..................................................................................52
                  (k)      Further Actions..................................................................................53
                  (l)      Reasonable Efforts...............................................................................53
                  (m)      Changes in Stockholders and Optionees............................................................53
                  (n)      Fund Plan Deficits...............................................................................53
                  (o)      Major Business Decisions.........................................................................54
         Section 5.2       Covenants of AHL and AH Acquisition..............................................................54
                  (a)      Further Actions..................................................................................54
                  (b)      Reasonable Efforts...............................................................................54
                  (c)      Notice and Cure..................................................................................54

ARTICLE 6

         Conditions Precedent...............................................................................................55
         Section 6.1       AHL and AH Acquisition...........................................................................55
                  (a)      Representations and Warranties...................................................................55
                  (b)      Officer Certificates.............................................................................55
                  (c)      Performance of Obligations.......................................................................55
                  (d)      Authorization....................................................................................56
                  (e)      Threatened or Pending Proceedings................................................................56
                  (f)      Approvals and Consents...........................................................................56
                  (g)      Legal Opinions...................................................................................56
                  (h)      No Adverse Change................................................................................57


                  (i)      Secretary's Certificates.........................................................................57
                  (j)      Employment Agreement.............................................................................58
                  (k)      Stockholder Approval.  ..........................................................................58
                  (l)      Completion of Audit..............................................................................58
                  (m)      Review...........................................................................................58
         Section 6.2       Conditions to the Obligations of Columbia........................................................58
                  (a)      Representations and Warranties...................................................................59
                  (b)      Performance of Obligations.......................................................................59
                  (c)      Threatened or Pending Proceedings................................................................59
                  (d)      Approvals and Consents...........................................................................59
                  (e)      Legal Opinion....................................................................................60
                  (f)      Stockholder Approval.............................................................................60
                  (g)      Authorization....................................................................................60
                  (h)      Deposit with Exchange Agent......................................................................60

 ARTICLE 7

         Closing............................................................................................................60
         Section 7.1       Closing..........................................................................................60
         Section 7.2       Filings at the Closing...........................................................................61

ARTICLE 8

         Termination........................................................................................................61
         Section 8.1       Termination......................................................................................61

ARTICLE 9

         Confidentiality....................................................................................................63
         Section 9.1       Confidentiality..................................................................................63

ARTICLE 10

         Miscellaneous......................................................................................................64
         Section 10.1      Consent to Jurisdiction and Service of Process...................................................64
         Section 10.2      Expenses.........................................................................................64
         Section 10.3      Notices..........................................................................................65
         Section 10.4      Amendment........................................................................................66
         Section 10.5      Counterparts.....................................................................................66
         Section 10.6      Governing Law....................................................................................66
         Section 10.7      Entire Agreement.................................................................................66
         Section 10.8      Waivers..........................................................................................67
         Section 10.9      Interpretation...................................................................................67
         Section 10.10     No Assignment....................................................................................67
         Section 10.11     No Survival of Representations and Warranties....................................................68
         Section 10.12     Further Assurances...............................................................................68

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is made this 2nd day of January, 1997, among COLUMBIA UNIVERSAL CORPORATION, a Nevada corporation ("Columbia"), AMERICAN HERITAGE LIFE INVESTMENT CORPORATION, a Florida corporation ("AHL"), and AH ACQUISITION CORPORATION, a Florida corporation and a wholly owned subsidiary of AHL ("AH Acquisition").

                                 P R E A M B L E

         The Board of Directors of AHL, AH Acquisition and Columbia deem it in the best interests of each corporation, and in the best interest of their respective stockholders that AHL or American Heritage Life Insurance Company, a Florida corporation and a wholly owned subsidiary of AHL ("AHLIC"), acquire all of the outstanding stock of Columbia through the merger of AH Acquisition into Columbia in accordance with the terms and conditions hereinafter set forth (the "Merger").

         ACCORDINGLY, Columbia, AHL and AH Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     Section 1.1 Surviving Corporation. In accordance with the provisions of this Agreement, Chapters 78 and 92A of the Nevada Revised Statutes (the "NRS") and the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as defined in Section 1.6), AH Acquisition shall be merged with and into Columbia, and Columbia shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Nevada. The name of the Surviving Corporation shall be "Columbia Universal Corporation." At the Effective Time, the separate existence of AH Acquisition shall cease.

     Section 1.2 Articles of Incorporation. The Articles of Incorporation of Columbia, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that the Articles of Incorporation of the Surviving Corporation shall contain the provisions with respect to limitation of director and officer liability set forth in the Articles of Incorporation of Columbia, which provisions, for a period terminating on the earlier of (i) three years from the Effective Time, (ii) the closing of a merger of Columbia into AHL, AHLIC or an Affiliate thereof or (iii) the liquidation of Columbia, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who were directors or officers of Columbia at the Effective Time, unless such modification is required by law. For purposes of this Agreement, an "Affiliate" of a person shall mean any corporation or other entity controlling, controlled by or under common control with such person.

     Section 1.3 Bylaws. The Bylaws of Columbia, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law; provided, however, that the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Bylaws of Columbia, which provisions, for a period terminating on the earlier of (i) three years from the Effective Time,
(ii) the closing of a merger of Columbia into AHL, AHLIC or an Affiliate thereof or (iii) the liquidation of Columbia, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Columbia at the Effective Time, unless such modification is required by law.

     Section 1.4 Directors. The persons who are serving as directors of AH Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.5 Officers. The persons who are serving as officers of AH Acquisition immediately prior to the Effective Time shall continue in their respective offices as the officers of the Surviving Corporation and shall hold such offices from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.6 Effective Time. The Merger shall become effective at the time of filing of Articles of Merger (substantially in the form of Exhibit A hereto) (the "Articles of Merger") with the Secretary of State of the State of Nevada and the Department of State of the State of Florida, in each case in accordance with the provisions of Section 92A.200 of the NRS and Section 607.1105 of the FBCA, respectively, or at the time specified as the effective time in the Articles of Merger. The date and time when the Merger becomes effective are herein referred to as the "Effective Time".

     Section 1.7 Effective Date. The parties acknowledge that for the accounting purposes of AHL, AH Acquisition and Columbia, the effective date of the acquisition of the common stock of Columbia by AHL, AHLIC or an Affiliate thereof shall be December 31, 1996 with respect to any financial statements prepared in accordance with generally accepted accounting principles ("GAAP"), and shall be the Closing Date (as defined in Section 7.1) with respect to financial statements prepared on a tax basis of accounting and statutory financial statements; provided, that such treatment shall not affect the other provisions of this Agreement.

                                    ARTICLE 2

             EFFECT OF THE MERGER ON STOCKHOLDERS AND OPTION HOLDERS

         Section 2.1 Conversion of AH Acquisition's Common Stock and Columbia's Common Stock and Options. (a) Columbia's Common Stock. At the Effective Time, each share of common stock, $.01 par value per share, of Columbia ("Columbia's Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for the Per Share Amount in cash. For purposes of this Agreement, the "Per Share Amount" shall mean the quotient, rounded to four decimal places, obtained by dividing (i) $44,000,000 less the Option Amount (as defined in Section 2.3), by (ii) the aggregate number of shares of Columbia's Stock outstanding immediately prior to the Effective Time.

                  (b) AH Acquisition's Common Stock. At the Effective Time, each share of common stock, $.001 par value per share, of AH Acquisition ("AH Acquisition's Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of issued, outstanding, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation. All certificates that immediately prior to the Effective Time represented the outstanding common stock of AH Acquisition shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which such common stock of AH Acquisition has been converted pursuant to this Section 2.1(b).

                  (c) Treasury Stock. Each share of Columbia's Stock held in Columbia's treasury and each share of AH Acquisition's Stock held in AH Acquisition's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

                  (d) Columbia Options. Prior to the Closing, Columbia shall cause each outstanding option to purchase shares of Columbia's Stock (an "Option"), whether or not then exercisable, to be canceled and converted into the right to receive an amount in cash equal to the product, rounded to four decimal places, of (i) the amount by which the Per Share Amount exceeds the exercise price per share subject to the Option and (ii) the number of shares subject to the Option.

         Section 2.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Columbia's Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a Columbia stockholder who (i) does not vote such shares in favor of the Merger and (ii) delivers to Columbia a notice of intention to demand payment for shares of Columbia's Stock held by such stockholder (the "Dissenting Shares"), pursuant to the rights granted a dissenting stockholder under the NRS, shall not be converted into the amount of money provided for in Section 2.1 (a) hereof but, rather, shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares in accordance with the NRS; provided however, that if any holder of Dissenting Shares shall subsequently be deemed to not be entitled to dissenter's rights, any of the Dissenting Shares held by such stockholder shall thereupon be deemed to have been converted into the amount of money provided for in Section 2.1(a) hereof.

         Section 2.3 Exchange of Shares and Options. (a) Exchange Agent. At or before the Effective Time, AHL shall, or AHL shall cause AH Acquisition to, pursuant to an agreement reasonably satisfactory to Columbia (the "Exchange Agreement"), deposit in immediately available funds with the exchange agent for Columbia's Stock and the Options, which exchange agent shall be selected by AHL or AH Acquisition and shall be reasonably satisfactory to Columbia (the "Exchange Agent"), an amount equal to (i) for Columbia's Stock, the product of
(x) the number of shares of Columbia's Stock issued and outstanding at the Effective Time (the "Columbia Stock Outstanding") multiplied by (y) the Per Share Amount, plus (ii) an aggregate amount for the Options (the "Option Amount") that is equal to (x) the product of the Per Share Amount and the aggregate number of shares of Columbia's Stock underlying all of the Options, minus (y) the sum of the amounts obtained for each Option by multiplying the exercise price per share of each Option by the number of shares of Columbia's Stock underlying each Option (the "Aggregate Option Exercise Price") (such amount deposited with the Exchange Agent being hereinafter referred to as the "Exchange Fund"). For purposes of determining the Per Share Amount for the purpose of determining the amount of the funds to be deposited with the Exchange Agent hereunder, the parties shall use the information and amounts designated on Schedule 4.1(e) (as revised pursuant to Section 5.1(m)) as in effect at the Effective Time to determine the Stockholders, Optionees, Columbia Stock Outstanding, Options and the Aggregate Option Exercise Price. The Exchange Agreement shall provide that out of the Exchange Fund, the Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Sections 2.1(a), 2.1(d), 2.2 and 2.3 to each Stockholder (as defined in Section 2.3(b)) and Optionee (as defined in Section 2.3(b)) listed on Schedule 4.1(e), as such Schedule may be revised in accordance with Section 5.1(m). Any amount remaining in the Exchange Fund after one year after the Effective Time may be transferred to the Surviving Corporation at its option; provided, however, that the Surviving Corporation shall thereafter be liable for the cash payments required by Sections 2.1(a), 2.1(d), 2.2 and 2.3. AHL shall or shall cause the Exchange Agent or the Surviving Corporation, as the case may be, to make the payments required by Sections 2.1(a), 2.1(d), 2.2 and
2.3 solely to the Stockholders and Optionees listed on Schedule 4.1(e) (as revised pursuant to Section 5.1(m)) as in effect at the Effective Time.

                  (b) Payment Procedure. As promptly as practicable after the Effective Time, the Exchange Agent shall mail and make available to each holder of record ("Stockholder") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Columbia's Stock (a "Certificate") and to each holder of record of an Option (an "Optionee"), a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Options shall pass, only upon delivery of the Certificates and the Options. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed, the Exchange Agent shall promptly pay out to the persons entitled thereto the amount, rounded to the nearest cent, determined by multiplying (x) the number of shares of Columbia's Stock represented by the Certificate by (y) the Per Share Amount. Upon surrender to the Exchange Agent of an Option together with such letter of transmittal, duly executed, the Exchange Agent shall promptly pay out to the Optionee the amount, rounded to the nearest cent, determined by multiplying (x) the amount by which the Per Share Amount exceeds the exercise price per share subject to such Option and (y) the number of shares subject to such Option. No interest shall be paid or accrued on the cash payable upon the surrender of a Certificate or an Option. If a Stockholder or an Optionee requests that payment be made to a person other than the one in whose name the Certificate or Option surrendered, as the case may be, is registered, it shall be a condition of payment that the Certificate or Option so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or Option surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3(b), (i) each Certificate shall represent for all purposes only the right to receive, upon such surrender an amount in cash rounded to the nearest cent, equal to the Per Share Amount per share of Columbia's Stock being converted and
(ii) each Option shall represent for all purposes only the right to receive, upon such surrender, an amount in cash equal to the product, rounded to the nearest cent, of (x) the amount by which the Per Share Amount exceeds the exercise price per share subject to the Option and (y) the number of shares subject to the Option.

         (c) Lost, Stolen or Destroyed Certificates or Options. In the event any Certificate or Option shall have been lost, stolen or destroyed, upon delivery to the Surviving Corporation of an affidavit of that fact by the person claiming such Certificate or Option to be lost, stolen or destroyed and the delivery of such other documents as the Surviving Corporation may reasonably request, the Surviving Corporation shall deliver or cause to be delivered the amount of money deliverable in respect of such lost, stolen or destroyed Certificate or Option as determined in accordance with this Article 2; provided, however, that the Board of Directors of the Surviving Corporation may, as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate or Option to provide to the Surviving Corporation a bond in favor of the Surviving Corporation, from an issuer satisfactory to the Surviving Corporation and in an amount equal to the value of the shares of Columbia's Stock represented by such Certificate or value of such Option, as the case may be, at the Effective Time or such other security as the Surviving Corporation shall reasonably deem necessary, as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate or Option alleged to have been lost, stolen or destroyed.

         Section 2.4 No Further Rights. From and after the Effective Time, the holders of Certificates shall cease to have any rights as stockholders of the Surviving Corporation, except as provided herein or by law.

         Section 2.5 Closing of Columbia's Stock Transfer Books. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Columbia's Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration payable pursuant to this Article 2.

                                    ARTICLE 3

                               CERTAIN AGREEMENTS

         Section 3.1 Audit. Columbia shall engage Coopers & Lybrand, L.L.P., or such other national firm of certified public accountants mutually agreed upon by AH Acquisition and Columbia (the "Accountants"), to perform and complete as soon as reasonably practicable, an audit (the "Audit") (i) of the consolidated financial statements of Columbia and Columbia's wholly owned subsidiaries, Columbia Universal Financial Corporation ("Columbia Financial") and Columbia Universal Life Insurance Company ("Columbia Life"), prepared in accordance with GAAP and (ii) of the financial statements of Columbia Life, prepared in accordance with statutory accounting practices ("SAP") prescribed or permitted by the National Association of Insurance Commissioners and the Texas Department of Insurance (the "Texas Department"), each as of and for the year ended December 31, 1996. The parties shall use reasonable efforts and shall cooperate fully with the mutual intent of causing the completion of the Audit on or prior to February 15, 1997. In addition, Columbia shall engage the Accountants to perform a review (the

"Review") of the books and records of Columbia, Columbia Financial and Columbia Life from December 31, 1996 through the Effective Time for the purpose of advising AH Acquisition whether there have been any material adverse changes in the business or financial condition of Columbia, Columbia Financial or Columbia Life from December 31, 1996 through the Closing Date. AH Acquisition and its personnel and representatives shall have the right to consult with the Accountants with respect to, and monitor and receive the results of, the Audit and the Review. AH Acquisition shall have the right to determine and establish specific tests and procedures for the Accountants to perform during the Audit and the Review, which tests and procedures may be in addition to or more stringent than those typically performed in connection with such audits and reviews.

         Section 3.2 Due Diligence. AH Acquisition shall have the right from the date hereof and continuing until the Closing Date to inspect the books and records and assets of Columbia, Columbia Life and Columbia Financial and Columbia shall cooperate, and cause Columbia Life and Columbia Financial to cooperate, with such investigation in accordance with Section 5.1(a) hereof.

         Section 3.3 Communications With Agents, Employees or Policyholders. Columbia shall not, and shall cause Columbia Life and Columbia Financial not to, communicate with any insurance agents, employees or policyholders of Columbia Life regarding this Agreement or the transactions contemplated herein, other than communications that are approved by AH Acquisition or oral responses to unsolicited inquiries and, with respect to communications with employees, those communications necessary in connection with the consummation of the transactions contemplated by this Agreement.

         AH Acquisition shall have the right to participate in the communications permitted by this Section other than the oral responses to unsolicited inquiries.

         Section 3.4 Stockholder Approval. As soon as reasonably practicable, Columbia shall send notice to its stockholders and conduct a stockholders meeting or otherwise obtain stockholder approval for the Merger in accordance with the NRS and any other applicable laws. Columbia shall permit AH Acquisition to review all materials to be sent to Columbia's stockholders in connection with obtaining such stockholder approval. All such materials and the methods of solicitation shall be submitted to AHL for approval, which approval shall not be unreasonably withheld. Subject to Section 3.6, Columbia shall recommend to its stockholders that the stockholders approve the Merger. Columbia shall from time to time notify AH Acquisition of the percentage of the outstanding shares of Columbia's Stock as to which Columbia stockholders have delivered notice pursuant to NRS 92A.420 of their intent to demand payment pursuant to their dissenters' rights and shall immediately notify AH Acquisition if Columbia stockholders holding more than ten percent of the outstanding shares of Columbia's Stock deliver such notice.

         Section 3.5 Intercompany Accounts. Except as AH Acquisition may elect otherwise, Columbia shall cause all intercompany accounts of every nature to which Columbia or any of the Subsidiaries (as defined in Section 4.1(f)) is a party (other than those certain debt instruments listed in items 1 and 2 on Schedule 4.1(m)) to be settled in full prior to the Closing.

         Section 3.6  No Solicitation by Columbia.

                  (a) No Solicitation by Columbia. Columbia shall not, nor shall it permit any of the Subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other advisor, agent or representative of Columbia or any of the Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Columbia Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Columbia Takeover Proposal, (iii) initiate any discussions or negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Columbia Takeover Proposal or (iv) except in response to an unsolicited request, furnish any information with respect to the making of any proposal that constitutes, or may reasonably be expected to lead to, any Columbia Takeover Proposal. For purposes of this Agreement, a "Columbia Takeover Proposal" means (i) any proposal or offer, other than a proposal or offer by AHL or any of its Affiliates, for a merger or other business combination involving Columbia or Columbia Life, (ii) any proposal or offer, other than a proposal or offer by AHL or any of its Affiliates, to acquire from Columbia or any of its Affiliates in any manner, directly or indirectly, more than 50% of the voting stock of Columbia or Columbia Life or a material amount of the assets of Columbia and the Subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by AHL or any of its Affiliates, to acquire from the stockholders of Columbia by tender offer, exchange offer or otherwise more than 50% of Columbia's Stock.

         (b) No Change of Approval. Neither Columbia, the Board of Directors of Columbia nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AHL or AH Acquisition, the approval or recommendation by Columbia, the Board of Directors of Columbia or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Columbia Takeover Proposal. Notwithstanding the foregoing, if the Board of Directors of Columbia receives an unsolicited Columbia Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with outside counsel), it determines to be a Columbia Superior Proposal (as hereinafter defined), the Board of Directors of Columbia may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after the fifth business day following AHL's receipt of written notice (a "Columbia Notice of Superior Proposal") advising AHL that the Board of Directors of Columbia has received a Columbia Takeover Proposal that it has determined to be a Columbia Superior Proposal, specifying the principal terms and conditions of such Columbia Superior Proposal and identifying the person making such Columbia Superior Proposal. Columbia may terminate this Agreement pursuant to the preceding sentence only if the stockholders of Columbia shall not yet have voted upon the Merger. Nothing contained herein shall prohibit Columbia from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) of the Securities Exchange Act of 1934, as amended, provided that Columbia does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend a Columbia Takeover Proposal. For purposes of this Agreement, a "Columbia Superior Proposal" means any bona fide Columbia Takeover Proposal to merge or combine with Columbia or to acquire, directly or indirectly, more than 50% of Columbia's Stock or of Columbia Life's voting stock then outstanding or a material amount of the assets of Columbia and the Subsidiaries, taken as a whole, on terms that the Board of Directors of Columbia determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to Columbia's stockholders than the Merger.

         (c) Termination Upon Change. If Columbia, the Board of Directors of Columbia or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AHL or AH Acquisition, the approval or recommendation by Columbia, the Board of Directors of Columbia or any such committee of this Agreement or the Merger or take any action having such effect, or (ii) approve or recommend, or propose to approve or recommend, any Columbia Takeover Proposal, AHL and AH Acquisition may terminate this Agreement.

         (d) Notification by Columbia. In addition to the obligations of Columbia set forth in Section 3.6(b), Columbia shall promptly advise AHL orally and in writing of the receipt of any Columbia Takeover Proposal or any proposal, discussion or overture that may lead to a Columbia Takeover Proposal.

         (e) Breakup Fee. In the event Columbia, its Board of Directors or a committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AHL or AH Acquisition, the approval or recommendation of approval of this Agreement or the Merger by Columbia or its Board of Directors, or a committee thereof, or take any action having such effect, or (ii) approve or recommend, or propose to approve, recommend, present or otherwise disclose in any manner to the Columbia stockholders (including any recommendation, presentation, disclosure or approval contemplated by Rule 14e-2(a) of the Securities Exchange Act of 1934, as amended), any Columbia Takeover Proposal, and either (i) the stockholders of Columbia do not approve the Merger or (ii) Columbia, AHL or AH Acquisition terminates this Agreement pursuant to this Section 3.6, then Columbia shall immediately thereafter pay AH Acquisition a fee of $880,000 in cash.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of Columbia. Columbia represents, warrants and, to the extent that an item relates to a future time period, covenants to AHL and AH Acquisition as follows:

         (a) Columbia Organization and Good Standing; Authority to Conduct Business. Columbia is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Columbia has all requisite corporate power and authority to carry on its businesses as presently conducted and to own or lease and to operate its properties as currently operated. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws and all amendments thereto of Columbia, which have heretofore been delivered, or promptly after the execution hereof will be delivered, to AH Acquisition, are or will be, as the case may be, true and complete. Columbia is not in violation of any term of its Articles of Incorporation or Bylaws.

         (b) Power and Authority. Columbia has all requisite power and authority to execute, deliver and perform this Agreement and the Articles of Merger. The execution, delivery and performance by Columbia of this Agreement and the Articles of Merger have been duly authorized by all requisite corporate action on behalf of Columbia and except for obtaining the approval of this Agreement by the stockholders of Columbia, no other authorizations or approvals by the Board of Directors or stockholders of Columbia are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes valid and legally binding obligations of Columbia enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally and general principles of equity.

         (c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Columbia in accordance with the terms hereof, upon receipt of the consents and approvals contemplated by Section 4.1(d), will not violate any existing provision of the Articles of Incorporation, Certificate of Incorporation, Bylaws or any other organizational documents of Columbia, Columbia Life or any other Subsidiary or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to Columbia, Columbia Life or any other Subsidiary or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which Columbia, Columbia Life or any other Subsidiary is a party, or by which any of their respective properties are bound, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

         (d) Consents and Approvals. Except as set forth on Schedule 4.1(d), no consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by Columbia, Columbia Life or any other Subsidiary in connection with the execution, delivery, performance, validity and enforceability of this Agreement or the conversion of the shares of Columbia's Stock.

         (e) Capital Structure of Columbia. The authorized capital stock of Columbia consists solely of 10,000,000 shares of Common Stock, par value $.01 per share, of which

4,478,403 shares are issued and outstanding (the "Outstanding Columbia Shares"), and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. The Outstanding Columbia Shares constitute the only issued and outstanding capital stock of Columbia. All of the Outstanding Columbia Shares are owned of record as of the date of this Agreement by the stockholders listed on Schedule 4.1(e) to this Agreement. All of the Outstanding Columbia Shares have been duly authorized and are validly issued, fully paid and nonassessable, and except as set forth on Schedule 4.1(e), there are no existing or outstanding securities convertible into capital stock of Columbia, or options, warrants, calls, commitments, or agreements, other than this Agreement, of any character that relate to the authorization, issuance, delivery, sale, purchase or redemption by Columbia of shares of capital stock of Columbia.

         (f) Subsidiaries. Each corporation, partnership, joint venture or other entity in which Columbia owns directly or indirectly a voting or other equity interest, other than issuers of securities held as Investment Assets (as defined in Section 4.1(jj)) (each a "Subsidiary") is set forth on Schedule 4.1(f), and except as set forth therein, Columbia has no Subsidiaries. Columbia owns beneficially and of record all of the outstanding capital stock of each Subsidiary. The authorized capital stock of Columbia Life consists solely of 240,000 shares of Common Stock, par value $12.50 per share, of which 120,000 shares are issued and outstanding and owned beneficially and of record by Columbia. The authorized capital stock of Columbia Financial consists solely of 20,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding and owned beneficially and of record by Columbia. Except as set forth on Schedule 4.1(f), there are no outstanding rights or options to acquire, nor any outstanding securities convertible into capital stock of any class of any Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.1(f), all such shares are free and clear of any and all liens, charges, security interests and other encumbrances and claims and none of such shares is the subject of any agreement under which any such lien, charge, security interest or other encumbrance or claim might arise. The copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and of the Bylaws and all amendments thereto of each Subsidiary, which have heretofore been delivered, or promptly after the execution hereof will be delivered, to AH Acquisition, are or will be, as the case may be, true and complete. No Subsidiary is in violation of any term of its Articles of Incorporation or Certificate of Incorporation or Bylaws.

         (g) Organization and Good Standing of Columbia Financial. Columbia Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Columbia Financial has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties as currently operated.

         (h) Organization and Good Standing of Columbia Life; Authority to Conduct Business. Columbia Life is a stock insurance company, duly organized, validly existing and in good standing under the laws of the State of Texas. Columbia Life has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties as currently operated. Columbia Life is duly licensed and in good standing to write the lines of insurance and otherwise to do business in the states and jurisdictions as set forth in Schedule 4.1(h) hereto. Columbia has delivered, or promptly after the execution hereof will deliver, to AH Acquisition correct and complete copies of all of the insurance licenses of Columbia Life certified by the Secretary of Columbia Life, all of which are in full force and effect. Columbia Life has full power and authority to write all the lines of insurance shown on the insurance licenses of Columbia Life. Columbia Life is not transacting any insurance or reinsurance or other business in any state requiring a license therefor in which it is not so licensed.

         (i) Columbia Financial Statements. Columbia has delivered, or promptly after the execution hereof will deliver, to AH Acquisition complete and correct copies of (i) the audited consolidated financial statements of Columbia and the Subsidiaries as of and for the years ended December 31, 1993, 1994 and 1995, together with the notes thereto and the reports thereon of Coopers & Lybrand, L.L.P. (the "Audited Financial Statements") and (ii) the unaudited consolidated financial statements of Columbia and the Subsidiaries for the quarters ended March 31, June 30 and September 30, 1996 (the "Interim Financial Statements" and collectively with the Audited Financial Statements, the "Columbia Financial Statements"). The Columbia Financial Statements have been (and all additional financial statements of Columbia delivered to AH Acquisition pursuant to this Agreement will be), in each such case, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except in the case of the Interim Financial Statements, subject to inclusion of footnotes and year-end adjustments. The Columbia Financial Statements present fairly the financial position, the assets and the liabilities (whether absolute, accrued, contingent, or otherwise) of Columbia and the Subsidiaries as of the respective dates thereof and the results of operations and changes in stockholders' equity and cash flows for the respective periods then ended, all in accordance with GAAP, except in the case of the Interim Financial Statements, subject to inclusion of footnotes and year-end adjustments. Except as disclosed in the Columbia Financial Statements and reports delivered pursuant to this Section, neither Columbia nor any of the Subsidiaries has any debts, obligations or liabilities, contingent or otherwise, that could materially adversely affect its financial condition.

         (j) Columbia Undisclosed Liabilities. Other than as set forth in
Schedule 4.1(j), neither Columbia nor any Subsidiary has any liabilities, whether absolute, accrued, contingent, matured, unmatured, or otherwise, except
(a) as and to the extent reflected or reserved against on the Interim Financial Statements dated as of September 30, 1996, and (b) liabilities of a nature similar to those currently reflected on such financial statements and incurred by Columbia solely in the ordinary course of business and consistent with prior practices, and, except for liabilities incurred in connection with insurance polices and annuities, not in the aggregate material, since the date of such financial statements.

         (k) Columbia Life Financial Statements. Columbia has delivered, or promptly after the execution hereof will deliver, to AH Acquisition complete and correct copies of (i) the Quarterly Statements of Columbia Life filed with the Texas Department for the quarters ended March 31, June 30 and September 30, 1996 (the "Quarterly Statements"), (ii) the Annual Statements of Columbia Life filed with the Texas Department for the years ended December 31, 1993, 1994 and 1995, together with the exhibits and schedules thereto (the "Annual Statements"), and
(iii) the audited statutory financial statements of Columbia Life for the years ended December 31, 1993, 1994 and 1995, together with the notes thereto (the "Audited Statutory Statements").

         The (i) statutory financial statements (the "Statutory Statements") of Columbia Life contained in the Annual Statements and the Quarterly Statements and any additional quarterly or annual Statements of Columbia Life filed with the Texas Department and (ii) Audited Statutory Statements and any additional audited financial statements of Columbia Life delivered to AH Acquisition, have been (or, if not yet delivered, will be), in each such case, prepared in accordance with SAP, and such accounting practices have been applied on a consistent basis throughout the periods involved. The Audited Statutory Statements and each of the Statutory Statements present fairly the financial position, the assets, and the liabilities (whether absolute, accrued, contingent, or otherwise) of Columbia Life as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flows for the respective periods then ended, all in accordance with SAP.

         Since December 31, 1995, there has been no material adverse change in the composition, nature or risk characteristics (credit quality or otherwise) of Columbia Life's investment portfolio. Except as disclosed in Schedule 4.1(k), the financial statements and reports delivered pursuant to this Section, or as otherwise referred to in this Agreement, Columbia Life has no debts, obligations or liabilities, contingent or otherwise, that could materially adversely affect its financial condition.

         All reserves, due and uncollected premiums and other related items with respect to insurance and annuity contracts as established or reflected in the Statutory Statements (i) were determined in accordance with commonly accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on actuarial assumptions which produce reserves as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other contract provisions and the related reinsurance, coinsurance, and other similar contracts, (iv) met the requirements of the insurance laws and regulations of each applicable jurisdiction, and of the National Association of Insurance Commissioners model regulations and actuarial guidelines, and all appropriate standards of practice as promulgated by the Actuarial Standards Board, (v) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Statutory Statements for the immediately preceding comparable period, and (vi) when considered in light of the assets held by Columbia Life with respect to such reserves and related actuarial items including the investment earnings on such assets, and the considerations anticipated to be received and retained under such policies and contracts, make adequate provision, according to presently accepted actuarial standards of practice, for the unmatured benefits, dividends, losses, claims, expenses and any other obligations and liabilities (whether absolute, accrued, contingent, or otherwise) of Columbia Life under all outstanding insurance and annuity contracts and reinsurance, coinsurance, and other similar contracts pursuant to which Columbia Life has or could have any obligation or liability (whether absolute, accrued, contingent or otherwise) as of the date of such Statutory Statements. Columbia Life owns assets that qualify as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

         (l) Columbia Life Undisclosed Liabilities. Other than as set forth in
Schedule 4.1(l), Columbia Life does not have, and as of the Closing Date will not have, any liabilities, whether absolute, accrued, contingent, matured, unmatured or otherwise, except (a) as and to the extent reflected or reserved against on the Quarterly Statement for the quarter ended September

30, 1996, and (b) liabilities of a nature similar to those currently reflected on such Quarterly Statement and incurred by Columbia Life solely in the ordinary course of business and consistent with prior practices, and, except for liabilities incurred in connection with insurance polices and annuities, not in the aggregate material, since the date of such Quarterly Statement.

         (m) Intercompany Accounts. Set forth in Schedule 4.1(m) is a complete and correct list and summary description of all intercompany accounts payable and receivable ("Intercompany Accounts") as of December 16, 1996, between or among Columbia Life, Columbia Financial or Columbia, or any Affiliate thereof.

         (n) Litigation. Except as set forth in Schedule 4.1(n) hereto, there is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to the knowledge of Columbia, threatened, that might materially adversely affect the condition (financial or otherwise), properties, assets, liabilities, capitalization, ownership, business or operations of Columbia or any Subsidiary (Columbia and the Subsidiaries each being sometimes individually referred to herein as a "Company" and sometimes collectively referred to herein as the "Companies"), or result in any liability on the part of any of the Companies or in which there are claims for damages, or that might materially adversely affect any registration or insurance license, or the value or marketability of any of the insurance products of Columbia Life, or that questions the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

         (o) Real and Personal Property. Columbia has provided to AHL and AH Acquisition a list and summary description of all real and, as of November 30, 1996, tangible personal property owned by each of the Companies, whether or not used or proposed to be used in any of the Companies' business (which together with the additions and deletions thereto in the ordinary course of business as permitted by this Agreement are hereinafter called the "Assets"). Each Company has, or prior to the Closing Date will have, good and indefeasible title to the Assets owned by such Company, free and clear of all liens, security interests and other encumbrances and claims or possible claims, except for inchoate liens, liens for taxes not yet due, statutory liens as to which to the knowledge of Columbia no dispute exists and those leases and contracts set forth in Schedule 4.1(p). None of the Companies uses or proposes to use any real or tangible personal property except as set forth in Schedule 4.1(o) or covered by a lease set forth in
Schedule 4.1(p). All of the Assets are or will be, as the case may be, suitable for their intended use and are in good condition and repair, subject to ordinary wear and tear. The Assets constitute all of the real and tangible personal property necessary to conduct the business of each of the Companies as presently conducted. No real property leased by any of the Companies is now, nor to Columbia's knowledge has such property ever been, used for the generation, storage or disposal of hazardous wastes, hazardous substances, toxic wastes, petroleum products or other pollutants.

         (p) Leases and Rental Contracts. Set forth in Schedule 4.1(p) hereto is a list and summary description of all leases and contracts under which any of the Companies leases, as lessor or lessee, or rents, any real or personal property. All such leases and contracts are in full force and effect without any existing default or breach thereunder.

         (q) Contracts. Set forth in Schedule 4.1(q) hereto (with Section references corresponding to those set forth below) is a complete and correct list as of the date hereof of all written or oral agreements, contracts and commitments, with an annual cost or benefit to any of the Companies of, unless otherwise indicated, $15,000 or more (the "Contracts"), to which any of the Companies is a party or by which any of the Companies is bound or otherwise affected as of the date hereof (other than insurance or annuity contracts sold by Columbia Life in the ordinary course of business or any agreements or contracts listed on another schedule to this Agreement), including: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit where any of the Companies is debtor, (ii) agreements or other arrangements with insurance agents and agencies and third party administrators (including with respect to group life contracts, the name of the agent of record for such business) pursuant to which Columbia Life or an Affiliate thereof has paid $25,000 or more in commissions or other consideration during the calendar year 1995 or 1996, (iii) contracts for the provision of data-processing services, (iv) finder's, franchise, distribution, sales or brokerage agreements, (v) contracts or options to purchase or sell real property, (vi) contracts for the purchase of materials, supplies or equipment, or for providing services, (vii) contracts, arrangements or treaties with any party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance, or indemnification with respect to insurance currently being provided directly or indirectly by Columbia Life or regarding the management of any portion of its business or regarding the sale by it of its products through any other company or the sale by any other company of its products through it which have been entered into on or after January 1, 1996, (viii) contracts with any entity that is an Affiliate of the Companies or with any officer or director of any of the Companies or any officer or director of any other entity that is an Affiliate of the Companies, or to the knowledge of Columbia, any corporation controlled by such officer or director, (ix) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents (other than insurance agents) of any of the Companies or of any entity that is an Affiliate of any of the Companies, (x) contracts of any kind to which the United States government or any of its agencies is a party, or under any federal, state or local law, regulation or executive order, (xi) partnership or joint venture agreements of any kind and (xii) other agreements, contracts and commitments. Columbia has delivered or made available, or promptly after the execution hereof will deliver or make available, to AH Acquisition complete and correct copies of all written Contracts together with all amendments thereto and waivers and consents with respect thereto. In addition, Columbia has made available, or promptly after the execution hereof will make available, (i) all insurance policy forms used for products currently marketed by Columbia Life in its business and that are currently in force, and (ii) all forms of agreements or other arrangements with insurance agents and agencies and third party administrators used by Columbia Life in its business. All of such Contracts are in full force and effect and each party thereto has performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. Except as specified on Schedule 4.1(q), all of such Contracts may be terminated by a Company on thirty days' notice with no penalty to any of the Companies. No Contract to which any of the Companies is a party, or by which any of the Companies or any of its respective properties is bound, specifically limits any of the Companies' freedom to compete in any line of business or with any person or entity. None of the Companies has outstanding any power of attorney other than customary in the insurance industry to permit agents to execute binders. All contracts, arrangements or treaties to which Columbia Life is a party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance are either listed on Schedule 4.1(q) hereto or are listed on Schedule S to Columbia Life's annual statement filed with the Texas Department with respect to the year ending December 31, 1995.

         (r) Compliance with Other Instruments and Laws. None of the Companies is in violation of any term of their respective charters, articles of incorporation, certificate of incorporation, bylaws, or of any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or regulatory filing or undertaking of or affecting it or of any judgment, decree or order in which any such Company is named, or in any violation in any material respect of any term of any other instrument, contract or agreement, or of any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its respective properties. All insurance licenses referred to in Schedule 4.1(h) hereto and all permits, concessions, grants, franchises, other licenses and other governmental authorizations and approvals necessary for the conduct of the business of each of the Companies have been duly obtained and are in full force and effect, and, there are no proceedings pending or, to the knowledge of Columbia, threatened, that may result in the revocation, cancellation, or suspension, or any adverse modification, of any thereof. The execution, delivery and performance of, and compliance with, this Agreement, and the consummation of the transactions contemplated hereby by Columbia in accordance with the terms hereof, will not result in any such violation or be in conflict with or result in any default under any of the foregoing referred to in this Section 4.1(r), or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of any of the Companies or the loss, revocation, cancellation, suspension or modification of any insurance license listed in
Schedule 4.1(h) hereto, other licenses or material contractual rights held by any of the Companies pursuant to any of the foregoing or result in any such revocation, cancellation, suspension or modification.

         (s) Regulatory Filings. The Companies have filed or otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided to the Texas Department and all other federal, state or local governmental authorities (including, without limitation, insurance departments) with jurisdiction over any of the Companies and all required regulatory approvals in respect thereof are in full force and effect on the date hereof. Columbia has furnished or made available, or promptly after the execution hereof will furnish or make available, to AH Acquisition complete and correct copies of (i) the most recent reports of examination issued by state insurance regulatory authorities in respect of Columbia Life, (ii) the most recent insurance holding company registrations and annual reports filed with respect to Columbia Life, (iii) all other regulatory filings by any of the Companies and (iv) all complaints filed by any regulatory agency and other regulatory proceedings initiated or pending with respect to any of the Companies at any time within the preceding five years. Since December 31, 1995, no deficiencies material to the financial condition or operations of Columbia Life or any of the other Companies have been asserted by any state regulatory authorities with respect to any reports or filings made by or with respect to any of the Companies. Columbia has furnished to AH Acquisition copies of all written responses submitted by Columbia Life (i) in respect of the most recent examination report of Columbia Life made by a state insurance regulatory authority and (ii) to the National Association of Insurance Commissioners regarding Columbia Life's Insurance Regulatory Information System (IRIS) ratings. Each of the Companies on the Closing Date will have substantially completed, in the ordinary course of its business, consistent with its past practices and to the extent practicable, the preparation of all reports, data, other information and applications that it will be required to file with any federal, state or local governmental authority (including, without limitation, insurance departments) within 60 days following the Closing Date and such unmade filings will be in form and substance sufficient to enable the Companies to complete and make such filings on a timely basis following the Closing Date.

         (t) Absence of Certain Changes. Other than as set forth in Schedule 4.1(t), since September 30, 1996, none of the Companies has (i) issued, sold or delivered or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock,
(ii) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities relating to the issuance of insurance policies and annuity contracts in the ordinary course of Columbia Life's business, or incurred in the ordinary course of Columbia's or Columbia Financial's business, or obligations and liabilities otherwise reflected on financial statements delivered to AH Acquisition, (iii) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance, any of its assets, tangible or intangible, (iv) acquired or disposed of any assets or properties, or entered into any agreement or other arrangements for any such acquisition or disposition, except for assets acquired or disposed of in the ordinary course of business, (v) declared, made, paid or set apart any sums for any dividend or other distribution to its stockholders or any other Affiliate or purchased or redeemed any shares of its capital stock or granted any option, warrant or right to purchase any such capital stock, or reclassified such capital stock, (vi) except as set forth on a schedule hereto, paid or become obligated to pay any service fees or other sums to Columbia or any of its Affiliates, (vii) forgiven or canceled any debts or claims or waived any statutory, contractual or common law rights of material value, (viii) entered into any transaction other than in the ordinary course of business, (ix) granted any rights or licenses under any of their respective trade names or entered into general agency arrangements, (x) entered into any agreement regarding reinsurance, surplus relief obligations, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or management of business, (xi) suffered any adverse change in their respective operations, financial condition, income, assets or liabilities, (xii) suffered any damage, destruction or loss, whether or not covered by insurance or reinsurance, materially adversely affecting, in any case or in the aggregate, their respective businesses, financial condition, properties or assets or (xiii) suffered any strike, picketing, boycott or other labor trouble materially adversely affecting their respective businesses, financial condition or operations.

         (u) Taxes. For the purposes of this Agreement, the term "taxes" shall include all federal, state, local and foreign taxes, fees and other governmental charges of any nature (including without limitation, premium taxes), and interest and penalties with respect thereto, and any payment required under any tax allocation or sharing agreement. Except as set forth in Schedule 4.1(u): (i) all tax and information returns and reports of each of the Companies and of any member of any affiliated group of corporations (within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect at the time of the due date for the filing of such returns and reports) of which any of the Companies is or was a member required by law to be filed (taking into account all extensions) have been timely filed, and are correct and complete in all material respects; (ii) all taxes upon each of the Companies or for which any of the Companies may be liable, or in respect of any of the assets, income or franchises of any of the Companies, have been paid by such Company or have been paid on such Company's behalf, or adequate accruals, reserves and provisions have been established on the books of the Companies for the payment of such taxes; (iii) there are no tax liens upon any of the properties or assets of any of the Companies, except for ad valorem taxes not yet delinquent, taxes (other than ad valorem taxes) not yet due and payable, and taxes the validity of which are being contested in good faith and for which adequate reserves have been provided; (iv) no foreign, federal, state, local or other taxing authority has provided any of the Companies or any member of any affiliated group of corporations of which any of the Companies is or was a member with any written notice of any audit, investigation, proceeding or claim with respect to any taxes for which any of the Companies may be liable; (v) none of the Companies nor any member of any affiliated group of corporations (as defined above) of which any of the Companies is or was a member has granted any waiver of any statutes of limitations applicable to any claim for taxes which has not expired or has agreed to any extension of time with respect to any tax assessment or deficiency for taxes for which any of the Companies may be liable which has not expired; (vi) all taxes that any of the Companies is required by law to withhold or collect have been withheld or collected and, to the extent required, have been paid over to the proper governmental authorities in a timely manner; (vii) none of the returns filed by or on behalf of any of the Companies is currently being audited by any federal, state, local, foreign or other taxing authority; (viii) the accruals and reserves for taxes (A) reflected in the Columbia Financial Statements are adequate to cover all liabilities for all accrued or unpaid taxes for which each of the respective Companies has any liability or, as to contested claims, any reasonably estimated liability for taxes relating to such claims with respect to the periods covered thereby, and (B) established or to be established on the books of each of the Companies for the period beginning October 1, 1996, through the Effective Time will be adequate to cover all such liabilities and reasonably estimated liabilities with respect to such period, all in accordance with GAAP applied on a consistent basis throughout the periods involved; (ix) Columbia Life is, and for all periods prior to the Closing Date will be, a life insurance company as defined in Section 816 of the Code; (x) all ceding commissions paid or accrued by Columbia Life (for any period as to which any applicable statute of limitations remains open) in connection with any reinsurance, coinsurance, or other similar contract have been capitalized and amortized over the respective life of each such contract in accordance with all applicable tax laws; (xi) none of the Companies is a party to or bound by any tax indemnity, tax sharing, tax allocation or similar agreements; (xii) all material elections with respect to taxes affecting each of the Companies are set forth in Schedule 4.1(u); (xiii) none of the Companies is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xiv) none of the Companies has nor has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         (v) Insurance Policies. Set forth in Schedule 4.1(v) hereto is a complete and correct list as of the date hereof of the insurance policies maintained by or for the benefit of any of the Companies or their Affiliates or other officers or directors. Such policies are in full force and effect, all premiums due thereon have been paid and the insured has complied in all material respects with the provisions of such policies.

         (w) Transactions with Interested Persons. Except as set forth on
Schedule 4.1(w), no officer, director, employee, agent or broker (or spouse or any child thereof) of any of the Companies, or of any corporation that is an Affiliate of any of the Companies, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, employee or director of, any customer, insurance agency, competitor or supplier of any of the Companies or any person or entity that has a material contract or arrangement with any of the Companies.

         (x) Bank and Brokerage Accounts. Columbia has provided, or promptly hereafter shall provide, AH Acquisition with a complete and accurate list of each bank or trust company, other financial institution, mutual fund or stock brokerage firm in which each of the Companies has an account or safe deposit box and each custodial account maintained by each of the Companies and, in each case, the names of such accounts, the account numbers and the names of all persons authorized to draw thereon or to have access thereto. Columbia has provided, or promptly hereafter shall provide, AH Acquisition with a complete and accurate list of all credit cards issued to any present or past officer, employee or agent of any of the Companies under which any of the Companies has any current or potential future liability.

         (y) Disclosure. Neither this Agreement nor any written document, statement, list, schedule, exhibit, certificate or other instrument furnished or to be furnished to AH Acquisition or AHL by or on behalf of any of the Companies in connection with the transactions contemplated hereby contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to Columbia that materially adversely affects, or in the future may materially adversely affect, the condition (financial or otherwise), properties, assets, liabilities, capitalization, ownership, business or operations of any of the Companies.

         (z) Employee Benefit Plans.

                  (i) List of Plans. Schedule 4.1(z) includes a complete and accurate list of all, whether written or oral, employee benefit plans ("Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and compensation and benefit arrangements, whether written or oral, that are not Plans other than base compensation of employees and de minimis fringe benefits ("Benefit Arrangements"), including, but not limited to any (A) employment or consulting agreements, (B) incentive bonus or deferred bonus arrangements, (C) arrangements providing termination allowance, severance or similar benefits, (D) equity compensation plans, (E) deferred compensation plans, (F) cafeteria plans, (G) employee assistance programs, (H) bonus programs, (I) scholarship programs, (J) vacation policies, and (K) stock option plans that (1) are currently in effect or were maintained within three years of the Effective Time, or have been approved before the Effective Time but are not yet effective, for the benefit of directors, officers, employees, former employees, independent contractors or former independent contractors (or their beneficiaries) of any of the Companies or (2) with respect to which any of the Companies has or could in the future have a liability or obligation ("Designated Plans"). Schedule 4.1(z) indicates, with respect to each Designated Plan, whether the Designated Plan is active, frozen or terminated.

                  (ii) No Multiemployer Pension Plans. Neither any Company nor any entity (whether or not incorporated) that was at any time during the six years before the Effective Time treated as a single employer together with any Company under section 414 of the Code has ever maintained, had an obligation to contribute to, or incurred any liability with respect to a multiemployer pension plan as defined in Section 4001(a)(3) of ERISA.

                  (iii) No Title IV Plans. Except as listed on Schedule 4.1(z), neither any Company nor any entity (whether or not incorporated) that was at any time during the three years before the Effective Time treated as a single employer together with any Company under section 414 of the Code has ever maintained, or had an obligation to contribute to, or incurred any liability with respect to any plan subject to Title IV of ERISA.

                  (iv) Plan Documents. With respect to each Designated Plan, Columbia has delivered to AH Acquisition, as applicable, true and complete copies of (A) all written documents comprising such Plan or Benefit Arrangement (including amendments and individual agreements relating thereto); (B) the trust, group annuity contract or other document that provides for the funding of the Designated Plan or the payment of Designated Plan benefits, (C) the five most recent annual Form 5500 reports (including all schedules thereto) filed with respect to the Designated Plan; (D) the most recent actuarial report, valuation statement or other financial statement; (E) the most recent Internal Revenue Service ("IRS") determination letter; (F) the summary plan description currently in effect and all material modifications thereto; and (G) all other correspondence from the IRS or Department of Labor received that relate to one or more of the Designated Plans with respect to any matter, audit or inquiry that is still pending.

                  (v) Compliance with Law. The Companies have operated each Designated Plan in a manner that is in material compliance with the terms thereof and with all applicable laws, regulations and administrative agency rulings and requirements applicable thereto to the extent that failure to do so would not have a material adverse effect on the Companies. Except as otherwise disclosed in Schedule 4.1(z), with respect to each Designated Plan that is a Plan, (A) the Plan is in compliance with ERISA in all material respects, including but not limited to all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (B) to the extent legally required, the appropriate Form 5500 has been timely filed, for each year of its existence; (C) there has been no transaction described in section 406 or 407 of ERISA or section 4975 of the Code relating to the Plan unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; and (D) the bonding requirements of section 412 of ERISA have been satisfied.

                  (vi) Contributions and Plan Assets. Full payment has been made of all amounts which the Companies are required, under applicable law or under any Designated Plan or any agreement related to any Designated Plan to which the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of each Designated Plan ended prior to the date hereof and except as disclosed on Schedule 4.1(z), all payments and contributions for benefits earned under any Designated Plan through the date hereof but not paid are set forth on the most recent financial statements of the Companies. Benefits under all Designated Plans are as represented in the governing instruments providing pursuant to (i) above, and have not been increased subsequent to the date as of which documents have been provided.

                  (vii) Determination Letters. Each Designated Plan, as amended to date, that is intended to be qualified under sections 401(a) and 501(a) of the Code has been determined to be so qualified by the IRS, has been submitted to the IRS for a determination with respect to such qualified status or the remedial amendment period established under Section 401(b) of the Code with respect to the Designated Plan will not have expired prior to the Effective Time and each such Designated Plan has been operated in material compliance with the qualification provisions of sections 401(a) and 501(a) of the Code.

                  (viii) Tax or Civil Liability. None of the Companies have participated in, or is aware of, any conduct that could result in the imposition upon it of any excise tax under sections 4971 through 4980B of the Code or civil liability under Section 502(i) of ERISA with respect to any Designated Plan.

                  (ix) Claims Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the knowledge of any Company, threatened against, or relating to, any Designated Plan, and no Company has knowledge of any pending investigation or administrative review by any governmental agency relating to any Designated Plan.

                  (x) Retiree Medical Coverage. Except as set forth in Schedule 4.1(z), no Designated Plan provides any medical coverage to employees or independent contractors of any Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                  (aa) Employees. Set forth in Schedule 4.1(aa) hereto is a list of all employees, agents (other than insurance agents), consultants and similar persons retained by each of the Companies together with their present rate of compensation (including bonuses) and a description of any existing or proposed written or oral agreements with any of them regarding such employment or engagement, other than agreements described in Schedule 4.1(z) hereto. None of the Companies is a party to any collective bargaining or other labor union contract applicable to persons employed by such Company. No Company has breached or otherwise failed to comply in any material respect with any provision of any such agreement or contract and there are no formally filed grievances outstanding against any Company or, to Columbia's knowledge, threatened, against any Company, under any such agreement or contract. There are no unfair labor practice complaints pending or, to the knowledge of Columbia, threatened, against any of the Companies nor any judicial or regulatory proceeding, investigation or inquiry or employee complaint currently pending or, to the knowledge of Columbia, threatened, against any of the Companies relating to union representation or otherwise. Columbia does not know of any current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees of any of the Companies, nor of any strikes, slowdowns, work stoppages, lockouts or written threats thereof, by or with respect to any employees of any of the Companies. During the past five years, there have not been any formally filed grievances involving employees of any of the Companies.

                  (bb) Intellectual Property. To Columbia's knowledge, there are no United States or foreign patents or patent applications needed by any of the Companies to operate their respective businesses. Set forth in Schedule 4.1(bb) hereto is a complete list and summary description of all trademarks, trade names, service marks, copyrights (whether registered or as to which registration has been applied for in any jurisdiction) and fictitious names relating to the business of each of the Companies and all common law trademarks and trade names used by each of the Companies, none of which is owned by or licensed to anyone other than the Companies. To Columbia's knowledge, there is no existing or, to the knowledge of Columbia, threatened infringement, misuse or misappropriation by others or pending or threatened claims by any of the Companies against others for infringement, misuse or misappropriation of any patent, trademark, trade name, fictitious name, copyright, trade secret or know-how relating to the business of any of the Companies.

                  (cc) Brokers. All activities of the Companies relating to this Agreement and the transactions contemplated hereunder have been carried on by the Companies in such manner so as not to give rise to any valid claim by any person for a finder's fee, brokerage commission or other like payment.

                  (dd) Surplus Relief. At December 31, 1995, Columbia Life was not, currently is not and on the Closing Date will not be, subject to any surplus relief obligations or reinsurance contracts or arrangements involving financings or otherwise.

                  (ee) Insurance Issued by Columbia Life.

                           (i) All insurance or annuity contract benefits
payable by Columbia Life and, to the knowledge of Columbia, by any other person that is a party to or bound by any reinsurance, coinsurance, or other similar contract with Columbia Life have been paid in accordance with the terms of the insurance, annuity, and other contracts under which they arose.

                           (ii) Other than as set forth on Schedule 4.1(ee)(ii),
no outstanding insurance or annuity contract issued, reinsured, or underwritten by Columbia Life entitles the holder thereof or any other person to receive dividends, distributions, or other benefits based on the revenues or earnings of any company or any other person.

                           (iii) All insurance and annuity contracts offered,
issued, reinsured or underwritten by Columbia Life have been duly approved under all applicable insurance laws and regulations and have been fully reserved for as prescribed under such laws and regulations.

                           (iv) The respective underwriting standards utilized
and ratings applied by Columbia Life and, to the knowledge of Columbia, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar contracts with Columbia Life conform in all material respects to industry-accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar contracts.

                           (v) All amounts (including without limitation amounts
based on paid and unpaid losses) to which Columbia Life is entitled under reinsurance, coinsurance, assumption fronting or other similar contracts by which Columbia Life insures, or is insured by, a third person against loss or liability from risks assumed, are fully collectible.

                           (vi) Each insurance agent or general agent, at the
time such agent offered, wrote, sold or produced business for Columbia Life, was duly licensed as an insurance agent for the business offered, written, sold or produced by such agent in the particular jurisdiction in which such agent offered, wrote, sold or produced such business for Columbia Life and other than as set forth on Schedule 4.1(ee)(vi), no such insurance agent, general agent or any group of affiliated agents has written 5% or more of Columbia Life's total in-force individual life insurance or annuity business.

                           (vii) To Columbia's knowledge, no insurance agent or
general agent of Columbia Life has violated (or with or without notice or lapse of time or both, will or would have violated) any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to, or engaged in any misrepresentation with respect to, the writing, sale or production of business for Columbia Life.

                           (viii) The terms of any individual retirement annuity
(within the meaning of section 408(b) of the Code) and any annuity contract that is intended to satisfy the requirements of section 403(b) of the Code issued by Columbia Life are in material compliance with applicable laws and Columbia Life has operated any such contract in compliance with its terms. Columbia Life has not sponsored or maintained any master, prototype, volume submitter, mass submitter or similar type of retirement plan intended to qualify under section 401(a) of the Code for the benefit of employees of another employer. Columbia Life does not serve and has not served as plan administrator or plan recordkeeper for any employee benefit program for the benefit of employees of another employer.

                           (ix) The tax treatment under the Code of all Products
(as hereinafter defined) other than ERISA Products (as hereinafter defined) is and at all times has been, and to Columbia's knowledge, the tax treatment under the Code of all ERISA Products (as hereinafter defined) is and at all times has been, the same or more favorable to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such Products or ERISA Products qualify or purported to qualify at the time of their offer, issuance or purchase. For purposes of this Agreement, (i) the terms "Products" means all insurance, annuity or investment contracts, financial products, employee benefit plans, individual retirement accounts or annuities or any similar or related contracts or products, whether individual, group or otherwise, offered, issued or underwritten by Columbia Life and (ii) the term "ERISA Products" means Products that constitute arrangements that are intended to satisfy the requirements of section 79, 105, 401(a), 403(a), 403(b) or 408 of the Code.

                           (x) All of the Products that are marketed as life
insurance products are "life insurance" contracts as that term is defined in Code Section 7702(a).

                           (xi) Other than as set forth on Schedule 4.1(ee)(xi),
all reinsurance agreements between Columbia Life and any non-licensed or non-approved insurer are secured by letters of credit or other security meeting applicable statutory requirements sufficient to allow Columbia Life to take full credit in its accounting and financial statements for such reinsurance.

         (ff) No Threatened Cancellation. Since January 1, 1996, no policyholder, group of policyholder Affiliates or persons writing, selling or producing insurance business that individually or in the aggregate accounted for 5% or more of the premium or annuity income determined in accordance with SAP of Columbia Life for the year ended December 31, 1995, has terminated or, to the knowledge of Columbia, threatened to terminate, its relationship with Columbia Life.

         (gg) Computer Software. Set forth on Schedule 4.1(gg) hereto is a complete and correct list and summary description of all computer hardware, software, programs and similar systems owned by or licensed to each of the Companies or being utilized in connection with the business, operations or affairs of any of the Companies. To Columbia's knowledge, the computer hardware, software, programs and similar systems set forth on Schedule 4.1(gg) hereto are all of the computer hardware, software, programs and similar systems necessary to enable each of the Companies to conduct their respective businesses as presently conducted. Each of the Companies has to Columbia's knowledge, and at all times after Closing will have, the right to use, free and clear of any royalty or other payment obligations (except as disclosed in Schedule 4.1(gg)), claims of infringement or alleged infringement or other liens all computer hardware, software, programs and similar systems disclosed in Schedule 4.1(gg) hereto. To Columbia's knowledge, none of the Companies is in conflict with or in violation or infringement of, nor has any of the Companies received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any computer hardware, software, programs, or similar systems, including without limitation any such item disclosed on
Schedule 4.1(gg) hereto.

         (hh) Books and Records. The minute books and other similar records of each of the Companies contain a complete and correct record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders and board of directors of each of the Companies, respectively and of each committee thereof. The books and records of each of the Companies accurately reflect in all material respects the business or condition of each of the Companies, respectively, and have been maintained in all material respects in accordance with good business and bookkeeping practices.

         (ii) No Investment Company. None of the Companies is, and none of the Companies has registered as, an investment company within the meaning of the Investment

Company Act of 1940, as amended. None of the Companies maintains any separate account or similar fund for the benefit of any policyholder or annuitant.

         (j) Investment Portfolio. Columbia has provided AH Acquisition with a complete and correct list as of November 30, 1996 of all stocks, notes, debentures, bonds, mortgage loans, policy loans and other securities and investments owned of record or beneficially by Columbia Life, which as of such date constituted the entire investment portfolio of Columbia Life (which portfolio with additions and deletions thereto in the ordinary course of business as permitted by this Agreement is hereafter called the "Investment Assets"). Columbia Life has good and indefeasible title to the Investment Assets, and all of the Investment Assets are in compliance with the requirements of all applicable laws and insurance regulations. As of the Closing, Columbia Life's investment portfolio shall consist of the Investment Assets, and Columbia Life shall own and have good and indefeasible title to the Investment Assets.

         (kk) Discussions with Regulators. No employee, agent or representative of any of the Companies has had any discussions or communications with any regulators regarding an adverse change in Columbia Life's or any of the other Companies' condition (financial or otherwise) or regarding a material breach of market conduct requirements of Columbia Life or any of the other Companies.

         Section 4.2 Representations and Warranties of AHL and AH Acquisition. Each of AHL and AH Acquisition represents, warrants and, to the extent that an item relates to a future time period, covenants to Columbia as follows:

         (a) Organization and Good Standing. Each of AHL and AH Acquisition is a Florida corporation, validly existing and in good standing under the laws of the State of Florida.

         (b) Power and Authority. Each of AHL and AH Acquisition has all requisite power and authority to execute, deliver and perform this Agreement and any other agreements or instruments contemplated hereby to be executed by it. The execution, delivery and performance by AHL and AH Acquisition of this Agreement and any other agreements or instruments contemplated hereby to be executed by AHL and AH Acquisition have been duly authorized by all requisite action on behalf of AHL and AH Acquisition and, except for obtaining the approval of this Agreement by AHL or AHLIC (as the sole shareholder of AH Acquisition) (which approval AHL shall give or shall cause AHLIC to give, as the case may be, prior to the Closing Date), no other authorization or approval by the Board of Directors or stockholders of AHL or the Board of Directors or stockholder of AH Acquisition or any other Affiliate of AHL is necessary to consummate the transactions contemplated hereby. This Agreement constitutes, and each other agreement contemplated hereby to be executed by AHL or AH Acquisition will constitute when executed and delivered, a valid and legally binding obligation of AHL and AH Acquisition enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally and general principles of equity.

         (c) No Conflicts. The execution and delivery of this Agreement and any other agreements and instruments contemplated hereby by AHL and AH Acquisition and the consummation of the transactions contemplated hereby, in accordance with the terms hereof and thereof, upon receipt of the consents and approvals contemplated by Section 4.2(d), will not violate any existing provision of the Articles of Incorporation, Bylaws or other organizational documents of AHL or AH Acquisition or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to either AHL or AH Acquisition or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which AHL or AH Acquisition is a party, or by which any of their respective properties are bound, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

         (d) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission or any third party is required to be obtained or made by AHL, AH Acquisition or AHLIC, in connection with the execution, delivery, performance, validity, and enforceability of this Agreement, except for (i) filings to be made with, and approvals to be obtained from, the Texas Department and the insurance departments of other states or jurisdictions, (ii) filings under the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") and (iii) registrations, declarations or filings required to be made subsequent to the Closing Date with any governmental entity or third party not entailing any requirement of consent, license, approval, order or authorization on the part of such governmental entity or third party.

         (e) Disclosure. Neither this Agreement nor any written document, statement, list, schedule, exhibit, certificate or other instrument furnished or to be furnished to Columbia by or on behalf of AHL or AH Acquisition in connection with the transactions contemplated hereby contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to AHL or AH Acquisition that materially adversely affects, or in the future may materially adversely affect, the condition (financial or otherwise), properties, assets, liabilities, capitalization, ownership, business or operations of AH Acquisition or AHL.

         (f) Brokers. All activities of AHL and AH Acquisition and any Affiliate of AHL relating to this Agreement and the transactions contemplated hereunder have been carried on by such person in such manner so as not to give rise to any valid claim by any person against Columbia for a finder's fee, brokerage commission or other like payment.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1 Covenants of Columbia. From the date hereof through the Closing Date, Columbia will and will cause the Subsidiaries to:

         (a) Access to Information. Upon reasonable notice, give AH Acquisition and its attorneys, accountants, agents and representatives full access at all mutually agreeable times to all the properties, books, records, contracts, commitments, employee benefit plans, documents, instruments and other records of or pertaining to each of the respective Companies and permit AH Acquisition and its attorneys, accountants, agents and representatives to consult with and ask questions of the officers and employees of each Company; deliver to AH Acquisition all audited or unaudited quarterly or annual financial statements of each such Company prepared subsequent to the date of this Agreement; and cooperate with and assist AH Acquisition in discussions with insurance regulators regarding each of the Companies' financial condition and compliance with insurance laws and regulations.

         (b) Conduct of Business. Keep the books and records of each Company consistent in all material respects with prior periods and, with respect to Columbia Life, in accordance with SAP and, with respect to the consolidated group consisting of Columbia and the Subsidiaries, in accordance with GAAP, and conduct their respective businesses and corporate affairs in the ordinary course consistent in all material respects with past practices, and will not:

                  (i) issue or sell any of their respective capital stock, or any options, warrants, calls or securities convertible into such capital stock, or enter into any agreement to do any of the foregoing, or make any change in its capital structure either by way of stock split, stock dividend or otherwise;

                  (ii) other than as may be necessary to comply with Section 3.5 or Section 5.1(n), declare or pay any dividends or make any distribution in respect of capital stock, or purchase, redeem or otherwise acquire or retire any capital stock;

                  (iii) other than in the ordinary course of business, without the prior written consent of AH Acquisition, enter into or assume any contract or commitment, or terminate or amend any existing contract or commitment, or incur or prepay any indebtedness for borrowed money;

                  (iv) other than in the ordinary course of business, make any loans or advance any funds to anyone, or extend credit;

                  (v) other than in the ordinary course of business, enter into, amend or accelerate any payment or contribution under any employment, agency or consulting agreement or Benefit Plan;

                  (vi) other than in the ordinary course of business, without the prior consent of AH Acquisition, which consent shall not be unreasonably withheld, hire any new employees or make any changes affecting the rates of compensation of, or pay any bonuses to (other than accrued bonuses under current Benefit Plans), or grant any other benefit to, their respective current directors, officers, agents or employees;

                  (vii) other than in the ordinary course of business, create or assume any mortgage or other lien or encumbrance on, or dispose of, any of their respective assets or properties;

                  (viii) other than in the ordinary course of business, acquire any assets or any properties or make any investments, or enter into any agreements to acquire any assets or properties or to make any investments;

                  (ix) merge or consolidate with any other corporation, or acquire or agree to acquire any stock (except investments in the ordinary course of business) of any person, firm, association, corporation or other business organization;

                  (x) make any change in their respective Articles or Certificate of Incorporation or Bylaws;

                  (xi) without the prior written consent of AH Acquisition, enter into any arrangement with any person with respect to any United States or foreign patents, patent applications, trademarks, applications for registration of trademarks, trade names, fictitious names, copyrights, know-how or trade secrets owned by any of them, or in any way relating to their respective businesses;

                  (xii) without the prior written consent of AH Acquisition, make any election with respect to the computation of taxes or take any position in any tax return that could have an adverse effect on any of the Companies;

                  (xiii) other than in the ordinary course of business, without the prior written consent of AH Acquisition, make any other change in their businesses, business practices or operations; or

                  (xiv) enter into any agreement to do any of the foregoing.

         (c) Consultation with AH Acquisition Pending Closing. Confer and consult with AH Acquisition on all material business decisions affecting the future performance of each of the Companies, other than decisions made in the ordinary course of business consistent in all material respects with past practices, including in particular with respect to Columbia Life on all material business decisions involving (i) increases or decreases in the credited rate of insurance products issued by Columbia Life and (ii) Columbia Life's investment policy.

         (d) Disposition of Shares by Columbia. With respect to Columbia, not dispose of, encumber or grant any rights regarding any of the capital stock of any Subsidiary.

         (e) Intercompany Accounts. At least five days before the Closing, deliver to AH Acquisition a complete and correct list and summary description of all intercompany accounts between Columbia Life, Columbia Financial and/or Columbia, or any Affiliate of Columbia, which shall be settled and canceled as specified in Section 3.5.

         (f) Termination of Contracts. Terminate on or prior to the Closing Date those certain contracts as to which AH Acquisition has determined that termination thereof will result in tax or other benefits to AH Acquisition or AHL and that such termination will not materially adversely affect the Companies and which have been designated in writing by AH Acquisition from time to time prior to the Closing.

         (g) Preservation of Business. Use all reasonable efforts to (i) preserve intact each of the Companies' present business organization, reputation, employees, agents, customers and suppliers, and with respect to Columbia Life, relations with policyholders, (ii) maintain all licenses of Columbia Life to do business in each jurisdiction in which it is so licensed,
(iii) maintain in full force and effect all agreements of each Company (except as otherwise contemplated by this Agreement) and (iv) maintain all assets and properties of each Company in good working order and condition, ordinary wear and tear excepted.

         (h) Investment Portfolio Requirements. Notify and obtain the written approval of AH Acquisition, which approval shall not be unreasonably withheld, prior to making any changes to Columbia Life's investment portfolio or the Investment Assets that are not in the ordinary course of business or that are inconsistent in any material respect with Columbia Life's present or past investment practices and policies.

         (i) Surplus Items. Take no actions other than in the ordinary course of business as contemplated by this Agreement, without the prior written consent of AH Acquisition, that could cause or result in a reduction in the amount of Columbia Life's aggregate statutory capital, surplus, asset valuation reserve and interest maintenance reserve, as set forth in the Quarterly Statement for the quarter ended September 30, 1996.

         (j) Notice and Cure. Notify AH Acquisition promptly in writing of, and contemporaneously provide AH Acquisition with complete and correct copies of any and all information or documents relating to, and use all reasonable efforts to cure before the Closing, any event, development, transaction or circumstance occurring after the date of this Agreement that causes or could cause any covenant or agreement of Columbia under this Agreement to be breached, or that renders or could render untrue any representation or warranty of Columbia contained in this Agreement as if the same were made on or as of the date of such event, development, transaction or circumstance; and use all reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Columbia in this Agreement, whether occurring or arising before or after the date of this Agreement.

         (k) Further Actions. Execute, acknowledge and deliver any further documents, including, but not limited to, any financial statements of Columbia Life filed with the Texas Department after the date hereof, reasonably requested by AH Acquisition consistent with the terms of this Agreement.

         (l) Reasonable Efforts. Use its reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 6.1 hereof.

         (m) Changes in Stockholders and Optionees. Promptly, inform AH Acquisition in writing of any changes in the Stockholders or Optionees listed on
Schedule 4.1(e) to this Agreement.

         (n) Fund Plan Deficits. If requested by AH Acquisition, fund any and all actuarial deficits existing in any Benefit Plan listed on Schedule 4.1(z) of this Agreement except to the extent that such funding could (i) cause the Benefit Plan to fail to qualify under section 401(a) of the Code with respect to some or all persons with beneficial interests in the Benefit Plan (determined without regard to any modification to the Benefit Plan's benefit formula that could be made to prevent such disqualification) or (ii) cause the imposition of an excise tax under section 4972 of the Code.

         (o) Major Business Decisions. Cause the Chief Executive Officer of Columbia to consult and confer with the Chief Executive Officer of AHL with respect to all major business decisions affecting any of the Companies.

         Section 5.2 Covenants of AHL and AH Acquisition. From the date hereof through the Closing Date, AHL and AH Acquisition will each:

         (a) Further Actions. Execute, acknowledge and deliver any further documents reasonably requested by Columbia consistent with the terms of this Agreement.

         (b) Reasonable Efforts. Use their reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 6.2 hereof.

         (c) Notice and Cure. Notify Columbia promptly in writing of, and contemporaneously provide Columbia with complete and correct copies of, any and all information or documents relating to, and use all reasonable efforts to cure before the Closing, any event, development, transaction or circumstance occurring after the date of this Agreement that causes or could cause any covenant or agreement of AHL or AH Acquisition under this Agreement to be breached, or that renders or could render untrue any representation or warranty of AHL or AH Acquisition contained in this Agreement as if the same were made on or as of the date of such event, development, transaction or circumstance; and use all reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by AHL or AH Acquisition in this Agreement, whether occurring or arising before or after the date of this Agreement.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         Section 6.1 AHL and AH Acquisition. The obligations of AHL and AH Acquisition to consummate the transactions provided for in this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Columbia set forth in Section 4.1 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, except to the extent the representations and warranties speak as of an earlier date, and AH Acquisition shall have received a certificate to such effect, dated as of the Closing Date, executed on behalf of Columbia by the Chief Executive Officer and Chief Financial Officer of Columbia.

         (b) Officer Certificates. AH Acquisition shall have received a certificate executed by Louis F. Crane, Mike Pinkham, Brian D. Forman, Evelynie Lubowski and Zack G. Athens to the effect that to each of their knowledge, (i) all representations and warranties of Columbia set forth in this Agreement are true and correct as of the Closing Date as if made on and as of such date, except to the extent that such representations and warranties speak as of an earlier date, and (ii) no event or circumstance has occurred that has not been disclosed by Columbia on a schedule to this Agreement that might reasonably create an obligation of Columbia to indemnify any of its officers, employees, agents or directors.

         (c) Performance of Obligations. Columbia and the Subsidiaries shall have performed in all material respects all of their obligations contained in this Agreement to be performed on or prior to the Closing Date, and AH Acquisition shall have received a certificate to such effect, executed on behalf of Columbia by the Chief Executive Officer and Chief Financial Officer of Columbia and dated as of the Closing Date.

         (d) Authorization. All corporate action necessary to authorize the execution, delivery and performance by Columbia of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Columbia, and Columbia shall have furnished AH Acquisition with copies of all applicable resolutions adopted by the Board of Directors and stockholders of Columbia, certified by the Secretary or Assistant Secretary of Columbia.

         (e) Threatened or Pending Proceedings. No proceedings shall have been threatened or initiated by any person to enjoin or restrain the consummation of the transactions contemplated hereby or seeking damages or other relief as a result thereof.

         (f) Approvals and Consents. The waiting period, if any, pursuant to HSR shall have expired without objection and any necessary approval of the Texas Department and the insurance departments of other states and jurisdictions, and all other consents of any person required to permit the consummation of the transactions contemplated by this Agreement without any violation by AHL, AHLIC, AH Acquisition, Columbia or the Subsidiaries of any law or obligation shall have been obtained and such approvals and consents shall not contain any materially burdensome conditions or requirements on or applicable to AHL, AHLIC, AH Acquisition, Columbia or any Subsidiary.

         (g) Legal Opinions. AH Acquisition shall have received the opinions of Fulbright & Jaworski L.L.P., Bible, Haney, Hoy, Trachok, Wadhams & Woloson and at AH

Acquisition's option, Florida counsel reasonably acceptable to AH Acquisition, as to such matters as may be reasonably requested by AH Acquisition.

         (h) No Adverse Change. Since December 31, 1996, there shall not have been, occurred or arisen any material adverse change in, or any event, development, transaction, condition or state of facts of any character (including without limitation any damage, destruction or loss whether or not covered by insurance or reinsurance) that individually or in the aggregate has or could have a material adverse effect on, the business or financial condition of any Company.

         (i) Secretary's Certificates. AH Acquisition shall have received from Columbia (i) a certificate dated the Closing Date from Columbia's Secretary attaching (A) a copy of Columbia's Articles of Incorporation certified by the Secretary of State of Nevada, which certification shall be dated not more than ten days prior to the Closing Date, (B) a copy of Columbia's Bylaws, and (C) a Good Standing Certificate for Columbia from the Secretary of State of Nevada, which Certificate shall be dated no more than ten days prior to the Closing Date, (ii) a certificate dated the Closing Date from Columbia Life's Secretary attaching (A) a copy of Columbia Life's Articles of Incorporation, certified by the Texas Secretary of State, which certification shall be dated not more than ten days prior to the Closing Date, (B) a copy of Columbia Life's Bylaws, (C) a Good Standing Certificate for Columbia Life from the Texas Secretary of State, which Certificate shall be dated not more than ten days prior to the Closing Date and (D) Certificates of Status and Authority for Columbia Life from the Texas Department of Insurance and (iii) a certificate dated the Closing Date from Columbia Financial's Secretary attaching (A) a copy of Columbia Financial's Certificate of Incorporation, certified by the

Delaware Secretary of State, which certification shall be dated not more than ten days prior to the Closing Date, (B) a copy of Columbia Financial's Bylaws and (C) a Good Standing Certificate for Columbia Financial from the Delaware Secretary of State, which Certificate shall be dated not more than ten days prior to the Closing Date.

         (j) Employment Agreement. Mike Pinkham shall have executed and delivered an employment agreement with Columbia Life in form and substance acceptable to AH Acquisition.

         (k) Stockholder Approval. Columbia's stockholders shall have approved the Merger and Columbia stockholders holding more than ten percent of the outstanding Columbia's Stock shall not have delivered notice to Columbia pursuant to NRS Section 92A.420 of their intent to demand payment for their shares pursuant to dissenters' rights provided by the NRS.

         (l) Completion of Audit. The Audit shall have been completed, including all tests and procedures requested by AH Acquisition, and AH Acquisition shall have received the Audit report, all supporting workpapers and all other reports, schedules or other documentation relating to the special tests and procedures conducted at AH Acquisition's request (the "Audit Documents") and AH Acquisition shall have had at least ten business days to review all such documents.

         (m) Review. The Review shall have been completed and shall indicate that from December 31, 1996 through the Effective Time, there has not been any material adverse change in the financial condition of Columbia, Columbia Financial or Columbia Life.

         Section 6.2 Conditions to the Obligations of Columbia. The obligation of Columbia to consummate the transactions provided for in this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties. The respective representations and warranties of AHL and AH Acquisition set forth in Section 4.2 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, except to the extent such representations and warranties speak as of an earlier date, and Columbia shall have received certificates to such effect, executed on behalf of AHL and AH Acquisition by their respective Chief Executive Officers and Chief Financial Officers, dated as of the Closing Date.

         (b) Performance of Obligations. AHL and AH Acquisition shall have performed in all material respects all of their respective obligations contained in this Agreement to be performed on or prior to the Closing Date, and Columbia shall have received certificates to such effect, executed on behalf of AHL and AH Acquisition by their respective Chief Executive Officers and Chief Financial Officers, dated as of the Closing Date.

         (c) Threatened or Pending Proceedings. No proceedings shall have been threatened or initiated by any person to enjoin or restrain the consummation of the transactions contemplated hereby or seeking damages or other relief as a result thereof.

         (d) Approvals and Consents. The waiting period, if any, pursuant to HSR shall have expired without objection and any necessary approvals of the Texas Department and the insurance departments of other states or jurisdictions and all other consents listed on Schedule 4.1(d) required to permit consummation of the transactions contemplated by this Agreement without any violation by Columbia or the Subsidiaries of any law or obligation shall have been obtained.

         (e) Legal Opinion. Columbia shall have received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., as to such matters as Columbia shall reasonably request.

         (f) Stockholder Approval. The Columbia stockholders shall have approved the Merger.

         (g) Authorization. All corporate action necessary to authorize the execution, delivery and performance by AHL and AH Acquisition of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by AHL and AH Acquisition, and AHL and AH Acquisition shall have furnished Columbia with copies of all applicable resolutions adopted by their respective Boards of Directors and their respective stockholders, certified in each case by a Secretary or Assistant Secretary of AHL and AH Acquisition, respectively.

         (h) Deposit with Exchange Agent. There shall have been deposited with the Exchange Agent the Exchange Fund in accordance with Section 2.3(a).

                                    ARTICLE 7

                                     CLOSING

     Section 7.1 Closing. A closing (the "Closing") for the consummation of the transactions contemplated herein shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., Jacksonville, Florida, at 9:00 A.M., local time, on the second business day following the date on which all of the conditions set forth in Article 6 have been (or can be at the Closing) satisfied or have been waived by the party permitted to do so (the "Closing Date").

     Section 7.2 Filings at the Closing. Subject to the provisions of Article 6 hereof, AH Acquisition and Columbia shall at the Closing cause the Articles of Merger to be filed and recorded in accordance with the provisions of Section
607.1105 of the FBCA and Section 92A.200 of the NRS and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE 8

                                   TERMINATION

         Section 8.1 Termination. This Agreement, other than the obligations contained in Article 9 and Section 10.2, which shall survive any termination of this Agreement, may be terminated as to all parties hereto and the transactions contemplated herein abandoned prior to the Closing:

         (a) by the mutual consent of the parties hereto;

         (b) by AH Acquisition at any time after April 15, 1997, if at such time the conditions set forth in Section 6.1 hereof have not been satisfied through no fault of AH Acquisition and AH Acquisition gives Columbia notice of such termination;

         (c) by AH Acquisition at any time on or before the tenth business day after AH Acquisition has received the Audit Documents, in the event that the results of the Audit are unacceptable to AH Acquisition;

         (d) by AH Acquisition at any time prior to Closing, if the Review discloses a material adverse change in the condition (financial or otherwise) of any of the Companies from December 31, 1996 through the Effective Time;

         (e) by AH Acquisition at any time on or before February 14, 1997, if pursuant to the review conducted by AH Acquisition pursuant to Section 3.2 hereof, AH Acquisition discovers any material information, fact, event or circumstance related to Columbia, Columbia Life or Columbia Financial that AH Acquisition deems unacceptable or if AH Acquisition, in its sole discretion, is dissatisfied with the content of the schedules hereto;

         (f) by AH Acquisition at any time after holders of greater than ten percent of the outstanding Columbia's Stock have delivered notice to Columbia pursuant to the NRS of their intent to demand payment pursuant to the provisions for dissenters' rights provided by the NRS;

         (g) by Columbia at any time after April 15, 1997, if at such time the conditions set forth in Section 6.2 hereof have not been satisfied through no fault of Columbia and Columbia gives AH Acquisition notice of such termination;

         (h) by Columbia in accordance with the provisions of Section 3.6; and

         (i) by AHL and AH Acquisition in accordance with the provisions of
Section 3.6.

         Termination of this Agreement as provided in this Agreement shall not affect any other rights or remedies any party may have at law, in equity or otherwise for breach of this Agreement or otherwise, including, but not limited to, any right AH Acquisition may have to receive the fee specified in Section 3.6(e) hereof.

                                    ARTICLE 9

                                 CONFIDENTIALITY

         Section 9.1 Confidentiality. From and after the date hereof, unless otherwise agreed to by the parties, each of the parties shall keep, and shall ensure that its directors, officers, employees, contractors, consultants and agents keep, confidential all information acquired from another party pursuant to this Agreement or otherwise, including the contents of this Agreement and any document delivered pursuant thereto or in connection therewith, except that the foregoing restriction shall not apply to any information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement, (ii) was already known to the recipient party as evidenced by prior written documents in its possession (unless the information is covered by a prior confidentiality agreement between the parties), (iii) is disclosed to the recipient party by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder, (iv) is developed by or on behalf of the receiving party, without reliance on confidential information received hereunder, (v) is submitted by the recipient party to governmental authorities or regulatory bodies to facilitate the issuance of approvals necessary or appropriate for the operation of their businesses, provided that reasonable measures shall be taken to assure confidential treatment of such information, (vi) is provided by the recipient party to third parties under appropriate terms and conditions, including confidentiality provisions substantially equivalent to those in this Agreement and with the consent of the other party or (vii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other government authority or regulatory body having competent jurisdiction. Without limiting the generality of the foregoing, no press release or similar public announcement or disclosure concerning this Agreement or the transactions contemplated herein shall be made by any party hereto without the prior consent of the other parties unless the party making the announcement or disclosure is informed by such party's counsel that such information is required to be disclosed in compliance with applicable laws or regulations or order by a court or other government authority or regulatory body having competent jurisdiction. Any party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other parties from any violation or threatened violation of this Section.

                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.1 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court sitting in Duval County, Florida or Travis County, Texas, and each party agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against a party if given properly pursuant to the United States Federal Rules of Civil Procedure or other applicable rules.

         Section 10.2 Expenses. Each party shall bear their respective legal and other costs and expenses incurred in connection with the preparation, execution, delivery and performance of this

Agreement and the transactions contemplated hereby without right of reimbursement from any other party.

         Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, telegraphed, telexed (with appropriate answerback received), sent by facsimile transmission (with immediate confirmation thereafter) or sent by registered, certified or express mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed (provided the correct answerback is received) or sent by facsimile transmission (provided confirmation is received immediately thereafter); or if mailed, upon receipt or rejection by the addressee; or if sent by overnight courier, one business day after the date of delivery to the courier service marked for overnight delivery; in each case addressed as follows:

                      (a)  If to AHL or AH Acquisition, to:

                           American Heritage Life Investment Corporation 1776 American Heritage Life Drive
                           Jacksonville, Florida 32224
                           Attention: T. O'Neal Douglas
                           Telephone: (904)992-1776
                           Facsimile: (904)992-2658

                           with a copy to:

                           John R. Byers, Esq.
                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           50 North Laura Street, Suite 2800
                           Jacksonville, FL 32202-3650
                           Telephone: 904/354-8000
                           Facsimile: 904/353-1673

                      (b)  If to Columbia, to:

                           Columbia Universal Corporation
                           11044 Research Boulevard
                           Austin, Texas 78759
                           Attention:  Louis F. Crane and Mike Pinkham
                           Telephone:  512-345-3200
                           Facsimile:  512-345-8906

                           with a copy to:

                           Robert E. Wilson, Esq.
                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                           Telephone:  713-651-5151
                           Facsimile:  713-651-5246

or to such other address as the parties hereto may specify from time to time by notice given as provided herein.

         Section 10.4 Amendment. This Agreement may be amended only by an instrument in writing executed by each of the parties hereto.

         Section 10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws.

         Section 10.7 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof, including without limitation thereto, that certain letter agreement dated December 13, 1996.

         Section 10.8 Waivers. The provisions of this Agreement may only be waived by an instrument in writing executed by the party granting the waiver. The failure of a party at any time or times to require performance of any provision hereof in any instance shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement in respect of any subsequent instance. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition in respect of any subsequent instance or breach or a waiver of any other condition or of the breach of any other term of this Agreement. Without limiting the generality of the foregoing, no action taken pursuant to this Agreement, other than proceeding with the consummation of the transactions contemplated herein, shall be deemed to constitute a waiver by the party taking such action or of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

         Section 10.9 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section, Exhibit or Schedule, respectively, of this Agreement unless otherwise indicated. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.

         Section 10.10 No Assignment. This Agreement and the rights, interests and obligations hereunder may not be assigned by AHL, by AH Acquisition or by Columbia, by operation of law or otherwise, except that AH Acquisition may assign all of its rights, interests and obligations hereunder to another wholly owned (directly or indirectly) subsidiary of AHL, provided that such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein.

         Section 10.11 No Survival of Representations and Warranties. The respective representations and warranties, obligations, covenants and agreements contained in this Agreement or in any Schedule, certificate or letter delivered pursuant hereto (including the officer certificates delivered pursuant to Section 6.1(b)), other than those contained in Articles 1 and 2, shall expire and be terminated and extinguished at the Effective Time.

         Section 10.12 Further Assurances. From and after the Closing, each party shall execute and deliver such documents and take such other actions as the other party may reasonably request to further effect or evidence the purposes and intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       COLUMBIA UNIVERSAL CORPORATION

                                       By
                                         ------------------------------

                                       AH ACQUISITION CORPORATION

                                       By    s/T. O. Douglas
                                         ------------------------------

                                       AMERICAN HERITAGE LIFE INVESTMENT
                                       CORPORATION

                                       By    s/T. O. Douglas
                                         ------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      COLUMBIA UNIVERSAL CORPORATION

                                      By        s/Louis F. Crane
                                         ------------------------------
                                                 Louis F. Crane

                                             Chairman of the Board
                                            and Chief Executive Officer

                                     AH ACQUISITION CORPORATION

                                     By
                                         ------------------------------

                                     AMERICAN HERITAGE LIFE INVESTMENT
                                     CORPORATION

                                     By
                                         ------------------------------

                                                                       Exhibit A

                              ARTICLES OF MERGER OF
                           AH ACQUISITION CORPORATION,
                      A FLORIDA CORPORATION, WITH AND INTO
                         COLUMBIA UNIVERSAL CORPORATION,
                              A NEVADA CORPORATION

         Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act, and Nevada Revised Statutes ("NRS") Section 92A.200, the undersigned corporations do hereby adopt the following Articles of Merger:

1. AH Acquisition Corporation, a Florida corporation ("AH Acquisition"), and Columbia Universal Corporation, a Nevada corporation ("Columbia"), are parties to that certain Agreement and Plan of Merger dated December __, 1996 (the "Agreement") which has been adopted by each of Columbia and AH Acquisition and which sets forth the terms and conditions of the merger of AH Acquisition with and into Columbia (the "Merger").

2. The Agreement was adopted by the written consent of the Board of Directors of AH Acquisition dated as of December __, 1996 and approved by the written consent of the sole shareholder of AH Acquisition dated as of __________, 1997, which consent by the sole shareholder was sufficient for approval of the Agreement by the sole shareholder of AH Acquisition.

3. The Agreement was adopted at a telephonic meeting of the Board of Directors of Columbia held December __, 1996 and approved by the stockholders of Columbia at a Special Meeting of Stockholders held on ___________, 1997 at which meeting the Agreement was submitted to the stockholders of Columbia pursuant to NRS Section 92A.200.

4. At the special meeting of the stockholders of Columbia, of a total of ____ votes entitled to be cast, owners holding ____ shares of the issued and outstanding shares of Common Stock of Columbia voted for approval of the Agreement and owners holding ____ shares of the issued and outstanding shares of Common Stock of Columbia voted against approval of the Agreement.

5. With respect to the stockholders of Columbia, the percentage of owner's interests cast for the Agreement by the owners of the only class of interest was sufficient for approval by the owners of that class.

6. The jurisdiction of organization and controlling law of AH Acquisition is the State of Florida. The jurisdiction of organization and controlling law of Columbia is the State of Nevada.

7. Columbia will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Nevada General Corporation Act and AH Acquisition will cease its existence immediately upon the effectiveness of the Merger.

8. The Articles of Incorporation of Columbia shall continue as the Articles of Incorporation of the surviving corporation without amendment.

9. The date and time of the effectiveness of the Merger shall be upon the later of the filing of these Articles of Merger with (i) the Secretary of State of the State of Nevada, or (ii) the Department of State of the State of Florida.

10. The complete executed Agreement is attached as Exhibit A hereto and incorporated herein by reference.

              Executed as of ______________, 1997.

AH ACQUISITION CORPORATION                  COLUMBIA UNIVERSAL CORPORATION

By:                                         By:
   ----------------------                      -------------------------
Name:                                       Name:
Title:                                      Title:

                                            By:
                                               -------------------------
                                            Name:
                                            Title:

State of Nevada                     Section
                                    Section
County of Clark                     Section

              This instrument was acknowledged before me on ___________, 1997 by ________________ as President of Columbia Universal Corporation and by
________________ as Secretary of Columbia Universal Corporation.


                                            -----------------------------
                                            Notary Public

                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                           AH ACQUISITION CORPORATION

                                 January 2, 1997

Columbia Universal Corporation
11044 Research Boulevard
Building A, 5th Floor
Austin, TX 78759

Ladies and Gentlemen:

              Columbia Universal Corporation ("Columbia"), American Heritage Life Investment Corporation ("AHL") and AH Acquisition Corporation ("AH Acquisition") are parties to an Agreement and Plan of Merger dated January 2, 1997 (the "Merger Agreement"). It is contemplated in the Merger Agreement that various Schedules will be included as a part of the Merger Agreement (the "Schedules"). Columbia hereby agrees that it will finalize all of the Schedules on or before January 8, 1997. At such time as the Schedules are finalized as contemplated herein, they shall for all purposes be deemed to constitute a part of the Merger Agreement as if attached to the Merger Agreement at the time of the execution thereof. Columbia, AHL and AH Acquisition acknowledge and agree that (i) in the event Columbia does not finalize the Schedules as required herein, AH Acquisition shall have the right to terminate the Merger Agreement by providing written notice to Columbia and (ii) in the event AHL or AH Acquisition are dissatisfied with the Schedules, AH Acquisition shall have the right to terminate the Merger Agreement as provided in Article 8 thereof.

Columbia Universal Corporation
January 2, 1997
Page 2

              The parties shall acknowledge their agreement to the terms of this letter by executing a copy of this letter in the indicated spaces, whereupon this letter shall constitute a binding agreement.

                                                   Sincerely,

                                                   AMERICAN HERITAGE LIFE
                                                   INVESTMENT CORPORATION

                                                   By  s/T. O. Douglas
                                                     ------------------------

                                                   AH ACQUISITION CORPORATION

                                                   By  s/T. O. Douglas
                                                     ------------------------

Agreed:

COLUMBIA UNIVERSAL CORPORATION

By
   ----------------------------

Columbia Universal Corporation
January 2, 1997
Page 2

              The parties shall acknowledge their agreement to the terms of this letter by executing a copy of this letter in the indicated spaces, whereupon this letter shall constitute a binding agreement.

                                                  Sincerely,

                                                  AMERICAN HERITAGE LIFE
                                                  INVESTMENT CORPORATION

                                                  By
                                                    ------------------------
                                                  AH ACQUISITION CORPORATION

                                                  By
                                                    ------------------------

Agreed:

COLUMBIA UNIVERSAL CORPORATION

By  s/Louis F. Crane
   ----------------------------